SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AMERICAN MED RES INC

          GABELLI SECURITIES,INC.
                                 1/13/97           10,000            39.3750
          GABELLI MULTIMEDIA PARTNERS,L.P.
                                 1/13/97            3,000            39.3750
          GABELLI FUNDS, INC.
               THE GABELLI EQUITY TRUST,INC.
                                 1/10/97           94,000            39.3000
               THE GABELLI ABC FUND
                                 1/10/97            6,000            39.3000
          GAMCO INVESTORS, INC.
                                 1/15/97              500            39.3750
                                 1/14/97            2,000-           39.3750
                                 1/14/97            2,000            39.3750
                                 1/13/97           55,200            39.3750
                                 1/10/97           80,000            39.3281
                                 1/10/97            6,800            39.3750
                                 1/10/97            2,000-           39.3750
          GABELLI ASSOCIATES LTD
                                 1/13/97            4,000            39.3750
          ALCE PARTNERS LP
                                 1/13/97            4,000            39.3750
















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.
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